Exhibit (a)(1)(D)

        NOTICE OF GUARANTEED DELIVERY
To Tender American Depositary Shares and/or Ordinary Shares
of
Elster Group SE
at
$20.50 Per American Depositary Share or
$82.00 Per Ordinary Share
Pursuant to the Offer to Purchase, dated July 9, 2012
by
Mintford AG
an indirect wholly owned subsidiary of
Melrose PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 8, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME") OR EARLIER TERMINATED.

        This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if share certificates evidencing ordinary shares, nominal value €1 per share (the "Ordinary Shares") of Elster Group SE, a European public limited liability company incorporated in Germany and organized under the laws of Germany and the European Union and registered in the commercial register of the local court of Essen, Germany, under HRB 22030 ("Elster"), or American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs," each representing one-fourth of one Ordinary Share), or any other documents required by the Letter of Transmittal to Tender Ordinary Shares or the Letter of Transmittal to Tender American Depositary Shares (each a "Letter of Transmittal") cannot be delivered to American Stock Transfer & Trust Company, LLC (the "Tender Agent"), as applicable, by the Expiration Time, or if the procedure for book-entry transfer of the ADSs or Ordinary Shares cannot be completed prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail to the Tender Agent. See Section 3 of the Offer to Purchase (as defined below).

The Tender Agent for the Offer is American Stock Transfer & Trust Company, LLC

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

By Facsimile Transmission:
(718) 234-5001

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPLICABLE LETTER OF TRANSMITTAL. DO NOT SEND SHARE CERTIFICATES EVIDENCING ORDINARY SHARES OR ADRs EVIDENCING ADSs WITH THIS NOTICE. SHARE CERTIFICATES EVIDENCING ORDINARY SHARES AND ADRs EVIDENCING ADSs SHOULD BE SENT WITH YOUR APPLICABLE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Mintford AG, a stock corporation established under German law, registered in the commercial register of the local court of Düsseldorf, Germany, under HRB 65980 ("Bidder") and an indirect wholly owned subsidiary of Melrose PLC, a public limited company incorporated under the laws of the United Kingdom and registered in England and Wales with registered number 4763064 ("Melrose"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 9, 2012 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), the Letter of Transmittal to Tender Ordinary Shares (as it may be amended or supplemented from time to time, the "Ordinary Share Letter of Transmittal") and the Letter of Transmittal to Tender American Depositary Shares (as it may be amended or supplemented from time to time, the "ADS Letter of Transmittal", which, together with the Offer to Purchase and the Ordinary Share Letter of Transmittal, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Ordinary Shares and/or ADSs of Elster, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Ordinary Shares or ADSs tendered by this notice of guaranteed delivery will not be deemed validly tendered for purposes of satisfying the Minimum Condition unless and until Ordinary Shares or ADSs, as applicable (including Ordinary Share certificates or ADRs, as and if applicable) underlying such Notice of Guaranteed Delivery are properly delivered to the Tender Agent or unless otherwise determined by Melrose.

Number of Ordinary Shares and Certificate Numbers (if available) or Number of ADSs and ADR Numbers (if available) :

☐ Check here if Ordinary Shares or ADSs will be tendered by book-entry transfer through the Depositary Trust Company

☐ Check here if Ordinary Shares or ADSs will be tendered by book-entry transfer through the Direct Registration System of Deutsche Bank Trust Company Americas, Elster's depositary

SIGN HERE Signature(s) (Name(s)) ((Please Print) (Addresses)
Name of Tendering Institution:

Account Number	(zip code)
Address:	(Area Code and Telephone Number)

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution, guarantees (i) that the above named person(s) "own(s)" the Ordinary Shares or ADSs, as the case may be, tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934 ("Rule 14e-4"), (ii) that such tender of Ordinary Shares or ADSs complies with Rule 14e-4 and (iii) delivery to the Tender Agent of the Ordinary Shares or ADSs tendered hereby, together with a properly completed and duly executed Ordinary Share Letter(s) of Transmittal or ADS Letter of Transmittal (or facsimile(s) thereof) and certificates for the Ordinary Shares to be tendered or ADRs for ADSs to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name and Title)
(Area Code and Telephone Number)

Dated:                                    , 2012.

DO NOT SEND CERTIFICATES EVIDENCING THE ORDINARY SHARES OR ADRs EVIDENCING ADSs WITH THIS NOTICE. CERTIFICATES EVIDENCING THE ORDINARY SHARES AND ADRs EVIDENCING ADSs SHOULD BE SENT WITH YOUR APPLICABLE LETTER OF TRANSMITTAL